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CONFIDENTIAL TREATMENT REQUESTED                                   EXHIBIT 10.10



                            DATABASE ACCESS AGREEMENT


         THIS DATABASE ACCESS AGREEMENT (the "Agreement") is entered into as of the Effective Date, as defined below, by and between LEXICON GENETICS INCORPORATED, a Delaware corporation ("Lexicon"), and MILLENNIUM
PHARMACEUTICALS, INC., a Delaware corporation ("MPI").

                                    RECITALS

         WHEREAS, Lexicon wishes to grant to MPI, and MPI wishes to obtain from Lexicon, non-exclusive access to Lexicon's proprietary Human Gene Trap(TM) and OmniBank(R) Databases for the discovery, development and commercialization of
(i) Small Molecule Drugs and Antibody Drugs addressing human Drug Targets, (ii) Therapeutic Proteins, (iii) Antisense Drugs, (iv) Gene Therapy Drugs, and (v) Diagnostic Products, on the terms and subject to the conditions set forth herein; and

         WHEREAS, Lexicon wishes to grant to MPI, and MPI wishes to obtain from Lexicon, the right to receive certain rights and licenses under the Lexicon Technology, on the terms and subject to the conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

1.1 "ACADEMIC COLLABORATOR" means any Third Party which is a university, research institute or other non-profit organization which (a) has entered into an agreement with MPI or any of its Affiliates involving collaborative research with MPI and/or such Affiliate(s) in which MPI and/or such Affiliate(s) reasonably believes that Material Use of a specified Program Clone may have application, and (b) if MPI or an Affiliate has transferred any Program Clone to such Third Party, has entered into a material transfer agreement with MPI or such Affiliate with respect to such Program Clone or has otherwise entered into an agreement with MPI or such Affiliate limiting the Third Party's use of the Program Clone to the purposes permitted herein.

1.2 "ACCESS PERIOD" means the Initial Access Period and, if applicable, the Extended Access Period and any extensions thereto on terms mutually acceptable to the parties.

1.3 "AFFILIATE" means any corporation or other entity (e.g. a company, partnership or joint venture) which controls, is controlled by, or is under common control with Lexicon or


-------------------

*****denotes confidential information with respect to which a separate confidential treatment request has been filed with the Securities and Exchange Commission.



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CONFIDENTIAL - 9/23/99


         MPI. A corporation or other entity will be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than 50% of the voting securities or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity.

1.4 "ANTIBODY DRUG" means any Drug which contains an antibody, whether monoclonal or polyclonal, multiple or single chain, whole or fragment, including any molecule consisting of the Fc portion of an antibody fused with another polypeptide moiety(ies).

1.5 "ANTISENSE DRUG" means any Drug which contains nucleic acid or a functional analog, derivative or homolog thereof, which is complementary to a segment of DNA of a gene or such gene's cognate RNA, and which, upon delivery by any means, alters the transcription, processing, elaboration, RNA expression or protein production of or by such gene.

1.6 "CONFIDENTIAL INFORMATION" means any confidential or proprietary information of a party, including, without limitation, information relating to the Lexicon Technology, the Human Gene Trap(TM) and OmniBank(R) Databases or any Program Clone, and any information relating to any compound, research project, work in process, future development, scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to such party, its present or future products, sales, suppliers, customers, employees, investors or business, whether in oral, written, graphic or electronic form. Notwithstanding the foregoing, Confidential Information will not include any information which:

                  (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available;

                  (b) is known by the receiving party at the time of receiving such information, as demonstrated by competent written or electronic evidence;

                  (c) is hereafter furnished to the receiving party by a Third Party, as a matter of right and without restriction on disclosure;

                  (d) is independently developed by the receiving party without the use of the Confidential Information of the disclosing party as demonstrated by competent written or electronic records; or

                  (e) is the subject of a written or electronic permission to disclose provided by the disclosing party.

         Notwithstanding the above, coding sequence from a gene shall not be deemed to come under the foregoing exceptions unless it is Established Exon Sequence.

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CONFIDENTIAL - 9/23/99

1.7 "CORPORATE PARTNER" means any Third Party which (a) has entered into an agreement with MPI or any of its Affiliates involving the grant to such Third Party of rights for the development or commercialization of products for which MPI or such Affiliate reasonably believes that Material Use of a specified Program Clone may have application, and (b) if MPI or an Affiliate has transferred any Program Clone to such Third Party, has entered into a material transfer agreement with MPI or such Affiliate with respect to such Program Clone or has otherwise entered into an agreement with MPI or such Affiliate limiting the Third Party's use of the Program Clone to the purposes permitted herein.

1.8 "DIAGNOSTIC VALIDATION STUDIES" means for the development of a Diagnostic Product, human clinical validation studies the purpose of which is to establish a significant correlation between the presence or abundance of one or more genes, RNA transcripts, proteins, or any part thereof, and either (a) the cause, history, stage, progression or prognosis of a disease or (b) an actual or likely response to a drug.

1.9 "DIAGNOSTIC PRODUCT" means any product or service which (a) uses, is based on or incorporates a Lexicon Sequence (for purposes of which, a product or service shall be deemed to be based on a Lexicon Sequence if it measures the presence or activity of any gene represented by such Lexicon Sequences, any mutant or polymorphic form of such gene, any transcription product of such gene, or modified form thereof resulting from post-transcriptional processing, and/or any translation product of such gene, or modified form thereof resulting from post-translational processing) and (b) has utility in either (i) the diagnosis, prognosis, monitoring, prediction or disease management of a human disease or condition or (ii) the selection of a method of treatment of any human disease or condition including without limitation the assessment or prediction of responses in humans to a drug or other method of treating a disease, including without limitation the determination of efficacy and the side effects or toxicity of drug(s).

1.10 "DIAGNOSTIC PROGRAM" means any program directed to the discovery and development of Diagnostic Products.

1.11 "DRUG" means any therapeutic or prophylactic drug or drug candidate which is discovered, identified, developed, made, selected, characterized or determined to have utility using a Lexicon Sequence corresponding to a given gene or which is based on or incorporates a Lexicon Sequence corresponding to a given gene.

1.12 "DRUG TARGET" means a protein, which is derived from a Lexicon Sequence corresponding to a given gene, whose modulation may elicit a physiological response of interest.

1.13 "EFFECTIVE DATE" means the date set forth in a written notice from MPI to Lexicon as the date upon which this Agreement shall take effect, provided that such date shall not be later than 15 days from the date this Agreement is fully executed unless MPI has paid the Initial Database Access Fee set forth in Section 5.1 on October 1, 1999, in which case such date shall be no later than November 1, 1999.


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1.14     "ESCROWED SEQUENCE" means any Lexicon Sequence present within a Program
         Clone the name of which is deposited in escrow by MPI during the Access Period pursuant to Sections 2.1, 2.2 or 2.19.

1.15     "ESTABLISHED EXON SEQUENCE" means *****.

1.16     "EXTENDED ACCESS PERIOD" has the meaning set forth in Section 2.19.

1.17 "FIELD" means the treatment, diagnosis, or prevention of any human disease or condition.

1.18 "FIRST COMMERCIAL SALE" means the first sale for use or consumption by the general public of a Licensed Product in a country after any required marketing and pricing or pricing reimbursement approval granted by the governing health authority of such country has been obtained.

1.19 "GENE THERAPY DRUG" means any Drug, excluding an Antisense Drug, which contains nucleic acid or a functional analog, derivative or homologue thereof, and which, upon delivery by any means, expresses a gene product encoded therein.

1.20 "HUMAN GENE TRAP(TM) DATABASE" means Lexicon's proprietary database made available to MPI, its Affiliates and other subscribers on a non-exclusive basis that is comprised of nucleotide sequences of human origin derived from cDNA produced by gene trapping which has been cloned into a phage vector and having an average length of approximately ***** base pairs or more ("H-TSTs"), and all associated information, as supplemented from time to time by Lexicon. For avoidance of doubt, the Human Gene Trap(TM) Database shall not include access to the LexGene(TM) Database but shall include any full-length gene sequence that is included in, or may be deduced directly from, the Human Gene Trap(TM) Database as the contiguous sequence obtained by clustering and aligning sequences in the Human Gene Trap(TM) Database that have overlapping regions of sequence information from the same gene.

1.21 "HUMANIZED MOUSE PROGRAM" means Lexicon's proprietary program to replace a mouse gene with a human gene to assess the physiological effects on a Drug Target following the introduction of a Small Molecule Drug or a Therapeutic Protein.

1.22 "INITIAL ACCESS PERIOD" means the period commencing on the date MPI receives the Human Gene Trap(TM) Database and the OmniBank(R) Database on CD ROM and ending ***** thereafter. MPI shall provide Lexicon prompt written notice of its receipt of the date it receives the Human Gene Trap(TM) and OmniBank(R) Database on CD ROM, which notice shall specify the date of such receipt.

1.23 "LEXGENE(TM) DATABASE" means Lexicon's proprietary database comprised of full-length gene sequences generated by Lexicon outside the scope of the gene-trapping program established by Lexicon for the purpose of creating the Human Gene Trap(TM) Database.



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1.24     "LEXICON KNOW-HOW" means all information, data and biological materials consisting of, or directly and solely relating to, the Human Gene Trap(TM) and/or OmniBank(R) Databases, including without limitation any DNA sequence data contained therein, and such other know-how of Lexicon expressly provided by Lexicon to MPI, but excluding MPI Sequence and MPI Know-How, all to the extent and only to the extent Lexicon has the right to grant a license or sublicense to MPI as provided for herein without violating the terms of any agreement or other rights of any Third Party.

1.25 "LEXICON PATENT RIGHTS" means all rights under patents of Lexicon (i) which claim, as a composition of matter, polynucleotide sequence information present in, or polypeptide sequence encoded by, any Program Clone(s), or any full-length gene sequences disclosed by Lexicon to MPI pursuant to Section 2.20(b) or Section 4.4, and/or any contiguous DNA sequence deduced by clustering and aligning sequences in the Human Gene Trap(TM) Database with sequence information in the public domain, or
         (ii) which arise solely from the generation of the Human Gene Trap(TM) and/or OmniBank(R) Databases, and in either case which claim the use of Program Clone(s) in the discovery or development of human therapeutic or prophylactic drugs or human diagnostic products, excluding patent claims of Lexicon covering the use of a Program Clone in the discovery or development of human therapeutic or prophylactic drugs or human diagnostic products based on an actual reduction to practice of a specified function of the gene encoded by a Program Clone (e.g. through observation of a phenotype in a mouse relating to an ortholog to such gene), and all pending patent applications related thereto throughout the world, together with all substitutions, extensions, supplemental protection certificates, reissues, renewals, reexaminations, divisionals, provisionals, continuations or continuations-in-part thereof, in each case to the extent and only to the extent Lexicon has the right to grant a license or sublicense to MPI as provided for herein without violating the terms of any agreement or other rights of any Third Party.

1.26     "LEXICON SEQUENCE" means *****.

1.27 "LEXICON TECHNOLOGY" means the Lexicon Know-How and the Lexicon Patent Rights.

1.28 "LICENSED ANTIBODY DRUG" means any Antibody Drug (or any analog or derivative thereof), which interacts with a Drug Target and as to which MPI and/or its Affiliates has obtained a commercial product license from Lexicon hereunder.

1.29 "LICENSED ANTISENSE DRUG" means any Antisense Drug (or any analog or derivative thereof) as to which MPI and/or its Affiliates has obtained a commercial product license from Lexicon hereunder.

1.30 "LICENSED DIAGNOSTIC PRODUCT" means any Diagnostic Product as to which MPI and/or its Affiliates has obtained a commercial product license from Lexicon hereunder.

1.31 "LICENSED GENE THERAPY DRUG" means any Gene Therapy Drug (or any analog or derivative thereof) as to which MPI and/or its Affiliates has obtained a commercial product license from Lexicon hereunder.


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1.32     "LICENSED PRODUCT" means any Licensed Small Molecule Drug, Licensed
         Antibody Drug, Licensed Therapeutic Protein, Licensed Antisense Drug, Licensed Gene Therapy Drug or Licensed Diagnostic Product.

1.33 "LICENSED SMALL MOLECULE DRUG" means any Small Molecule Drug (or any analog or derivative thereof) which interacts with a Drug Target, and as to which MPI and/or its Affiliates has obtained a commercial product license from Lexicon hereunder.

1.34 "LICENSED THERAPEUTIC PROTEIN" means any Therapeutic Protein (or any analog or derivative thereof) as to which MPI and/or its Affiliates has obtained a commercial product license from Lexicon hereunder.

1.35 "MAJOR MARKET COUNTRY" shall mean Canada, Japan, France, Germany, Italy, Spain, the United Kingdom, and the United States.

1.36     "MATERIAL ACTIVITY" means any of the following: ******

1.37 "MPI KNOW-HOW" means any information, data and materials, other than DNA sequence information, that is owned, developed, controlled and/or obtained by MPI and/or its Affiliates that is not Confidential Information of Lexicon.

1.38 "MATERIAL USE" means any use of a Lexicon Sequence in a Material Activity by or on behalf of MPI and/or its Affiliates.

1.39     "MPI SEQUENCE" means *****.

1.40 "MUTANT MOUSE PROGRAM" means the program set forth on Exhibit A to this Agreement.

1.41 "NET SALES" means with respect to a Licensed Product, the gross amount invoiced by MPI, its Affiliates or sublicensees for sales of the Licensed Product to a Third Party, less:

         (a)      trade, quantity and cash discounts actually allowed;

         (b) discounts, refunds, rebates, chargebacks, retroactive price adjustments, and any other allowances actually granted which effectively reduce the net selling price;

         (c)      product returns and allowances actually granted;

         (d) any tax imposed on the production, sale, delivery or use of the product (excluding federal, state or local taxes based on income); and

         (e) freight, postage, shipping, customs duties, excises and insurance charges actually allowed or paid for delivery of Licensed Products, to the extent billed.

         In the event the Licensed Product is sold as part of a Combination Product (as defined below), the Net Sales from the Combination Product, for the purposes of determining royalty payments, will be determined by multiplying the Net Sales of the Combination Product by the


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fraction, A/A+B where A is the average sale price of the Licensed Product when sold separately in finished form and B is the average sale price of the other active compounds or ingredients in the Combination Product sold separately in finished form.

         In the event that the average sale price of the Licensed Product can be determined but the average sale price of the other active compounds or ingredients cannot be determined, Net Sales for purposes of determining royalty payments will be calculated by multiplying the Net Sales of the Combination Product by the fraction C/C+D where C is the selling party's average sales price of the Licensed Product and D is the difference between the average selling price of the Combination Product and the average selling price of the Licensed Product. If the average sale price of the other active compounds or ingredients can be determined but the average price of the Licensed Product cannot be determined, Net Sales for purposes of determining royalty payments will be calculated by multiplying the Net Sales of the Combination Product by the following formula: one minus C/C+D where C is the average selling price of the other product(s) and D is the difference between the average selling price of the Combination Product and the average selling price of the other active compounds or ingredients. In the event the applicable agreement between MPI and a sublicensee contains the same methodology for determining the average sale price of the active compounds or ingredients when the average sale price of the other active compounds or ingredients cannot be determined as set forth above, and if such sublicense agreement also contains a provision stating that the Net Sales of the Licensed Product shall not be less than 50% of the Net Sales of the Combination Product, then the same 50% limitation shall, as to that sublicensee only, also apply to this Agreement.

         In the event that the average sales price of both the Licensed Product and the other active compounds or ingredients in the Combination Product cannot be determined, the Net Sales of the Licensed Product shall be negotiated in good faith by the parties.

         The Net Sales price for a Combination Product will be calculated once each calendar year and such price will be used during all applicable royalty reporting periods for the entire calendar year. When determining the average sale price of a Licensed Product or the other active compounds or ingredients in the Combination Product, the average sale price will be calculated using data arising from the 12 months preceding the calculation of the Net Sales price for the Combination Product. As used above, the term "Combination Product" means any pharmaceutical or diagnostic product comprised of the Licensed Product and other active compounds and/or ingredients.

1.42 "NOVEL GENE" means a gene, part of whose coding sequence is present in the Human Gene Trap(TM) Database and in one or more Program Clones, and
         *****.

1.43 "OMNIBANK(R) DATABASE" means Lexicon's proprietary database comprised of OmniBank(R) Sequence Tags and all associated information, together with bioinformatics software to the extent additional access to the OmniBank (R) Database is provided, at Lexicon's sole discretion, via the Internet (and enhancements and updates related to such bioinformatics software scanning tools), all as supplemented from time to time by Lexicon.


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1.44     "OMNIBANK(R) LIBRARY" means Lexicon's library of mouse embryonic stem cells, each of which contains a gene trap event in a particular mouse gene, which gene is identified by an OmniBank(R) Sequence Tag.

1.45 "OMNIBANK(R) MICE" means mouse embryonic stem cells contained in the OmniBank(R) Library, mice made or developed using such mouse embryonic stem cells and any successive generations thereof, and any progeny, part, derivative or expression product of any such mouse embryonic stem cells or mice.

1.46 "OMNIBANK(R) SEQUENCE TAGS" or "OSTS" means murine DNA sequences and mouse embryonic stem cells which contain mutations in one or more genes made using gene trap insertion techniques, which genes are identified by a DNA sequence derived from the mutated gene.

1.47 "PHASE I" means that portion of the clinical development program which generally provides for the first introduction into humans of a Licensed Product with the primary purpose of determining safety, metabolism and pharmacokinetic properties and clinical pharmacology of the Licensed Product, as more specifically defined by the rules and regulations of the FDA and corresponding rules and regulations in other countries or jurisdictions.

1.48 "PHASE II" means that portion of the clinical development program after the initial introduction of the Licensed Product into human subjects to test for safety (adverse effects), dosage tolerance, metabolism, distribution, excretion and pharmacodynamics, and, if applicable, after receipt of authorization from the competent regulatory authorities to proceed with further clinical development, and before final pivotal trials of the drug for safety and efficacy, as more specifically defined by the rules and regulations of the FDA and corresponding rules and regulations in other countries or jurisdictions. Phase II studies generally involve a limited patient population with the disease or condition to be treated and are intended to (a) determine the efficacy of the drug for specific, targeted indications, (b) determine dosage tolerance and optimal dosage (dose ranging), (c) identify possible adverse effects and safety risks, and (d) identify patient populations and clinical endpoints for Phase III trials.

1.49 "PHASE III" means that portion of the clinical development program which provides for the continued trials of a Licensed Product on sufficient numbers of patients to establish the safety and efficacy of a Licensed Product for the desired claims and indications, as more specifically defined by the rules and regulations of the FDA and corresponding rules and regulations in other countries or jurisdictions.

1.50 "PRE-IND STUDIES" means formal preclinical studies under controlled conditions, such as Good Laboratory Practice conditions, intended to provide evidence of safety of an Antibody Drug, Antisense Drug, Gene Therapy Drug, Small Molecule Drug or Therapeutic Protein in applications to regulatory agencies.


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1.51     "PROGRAM CLONE" means a clone (including DNA sequence information, whether partial or full-length, pertaining to the clone) contained in, identified using or derived from the Human Gene Trap(TM) and/or OmniBank(R) Databases.

1.52 "PROTEIN" means a high molecular weight (i.e. with a mass greater than 1,000 daltons) polymer compound composed of a variety of amino acids joined by peptide linkages, including allelic variants thereof, post-translationally modified variants thereof (i.e. glycosylated proteins) and derivatives thereof.

1.53 "SMALL MOLECULE DRUG" means any Drug, the active ingredient of which is a synthetic small molecule, a natural product or a macromolecule, that
         (a) is identified in a screening assay on the basis ***** through use of a Lexicon Sequence, or (b) is designed or developed using medicinal chemistry, structural activity relationship ("SAR") or combinatorial chemistry techniques to interact ***** through the use of a Lexicon Sequence; provided, however, that a Small Molecule Drug will not include any Protein or any Drug in which the active ingredient is an Antibody Drug, an Antisense Drug or a Gene Therapy Drug.

1.54 "S-T-V(TM)PROGRAM" means the program set forth on Exhibit B to this Agreement.

1.55 "THERAPEUTIC PROGRAM" means any program directed to the discovery and development of Drugs.

1.56 "THERAPEUTIC PROTEIN" means any Drug which contains a Protein and that is not an Antibody Drug.

1.57 "THIRD PARTY" means any corporation, company, partnership, joint venture or other entity other than Lexicon and its Affiliates and MPI and its Affiliates.

1.58 "VALID CLAIM" means a claim of an issued or granted and unexpired patent included within the Lexicon Patent Rights, which claim (a) has not been held unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, (b) is unappealable or unappealed within the time allowed for appeal, (c) has not been rendered unenforceable through disclaimer or otherwise, and
         (d) has not been lost through an interference proceeding.

1.59     *****

As used herein, the phrases "using a Lexicon Sequence" and "use of a Lexicon Sequence," and words of similar import, shall be deemed to encompass (i) the use in a Diagnostic Program of any gene that contains a Lexicon Sequence, on which Lexicon Sequence MPI or an Affiliate has performed a Material Activity in a Diagnostic Program, or (ii) the use in a Therapeutic Program of any gene that contains a Lexicon Sequence, on which Lexicon Sequence MPI or an Affiliate has performed a Material Activity in a Therapeutic Program. For the purpose of the foregoing sentence, the word "gene" is understood to mean the gene itself, any mutant or polymorphic form of such gene, any transcription product of such gene or modified form thereof resulting from


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CONFIDENTIAL - 9/23/99

post-transcriptional processing, and/or any translation product of such gene or modified form thereof resulting from post-translational processing.

                                    ARTICLE 2

                          GRANT OF RIGHTS AND LICENSES

2.1 NON-EXCLUSIVE ACCESS TO HUMAN GENE TRAP(TM) DATABASE. Subject to the terms and conditions of this Agreement and during the Access Period, Lexicon hereby grants to MPI and its Affiliates non-exclusive access to Lexicon's Human Gene Trap(TM) Database. MPI will deposit information in escrow pursuant to Section 2.20 identifying each Program Clone of which it elects to make Material Use in research and development activities within ***** after MPI or any of its Affiliates initiates such activities. Notwithstanding the foregoing, MPI shall not be required to deposit in escrow *****. At its election, MPI and/or its Affiliates ***** whose representation in the Human Gene Trap(TM) Database at the time of such deposit ***** for purposes of this Agreement. MPI and/or its Affiliates may (either directly or via consultants), manipulate the data in any FASTA files delivered to MPI by Lexicon.

2.2 NON-EXCLUSIVE ACCESS TO OMNIBANK(R) DATABASE. Subject to the terms and conditions of this Agreement and during the Access Period, Lexicon hereby grants to MPI and its Affiliates non-exclusive access to Lexicon's OmniBank(R) Database. MPI will deposit in escrow information pursuant to Section 2.20 identifying each Program Clone which it elects to make Material Use in research and development activities within ***** after MPI or any of its Affiliates initiates such activities. Notwithstanding the foregoing, MPI shall not be required to deposit in escrow *****. At its election, MPI and/or its Affiliates ***** whose representation in the OmniBank(R) Database at the time of such deposit ***** for purposes of this Agreement. MPI and/or its Affiliates may (either directly or via consultants), manipulate the data in the FASTA files Lexicon is delivering to MPI. To the extent Lexicon provides the OmniBank(R) Database via the Internet (in addition to the CD-ROM), such access shall be via a commercially available third party Web Browser.

2.3 RESEARCH LICENSE FOR FIELD. Subject to the terms and conditions of this Agreement and during the Access Period and any extensions thereto, Lexicon hereby grants to MPI and its Affiliates a non-exclusive license under the Lexicon Technology to use Program Clones to conduct research directed towards the discovery of potential Drugs and Diagnostic Products in the Field. Lexicon hereby grants to MPI and its Affiliates the limited right to grant sublicenses to Corporate Partners and Academic Collaborators, on a Program Clone-by-Program Clone basis, solely to accomplish the purposes of such Corporate Partner's or Academic Collaborator's collaboration with MPI or its Affiliates.



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2.4      DEVELOPMENT LICENSE FOR DRUG TARGETS. Subject to the terms and conditions of this Agreement and during the Access Period, Lexicon hereby grants to MPI and its Affiliates a non-exclusive license under the Lexicon Technology to research, develop, make and use any escrowed Program Clone, any Drug Target encoded by an escrowed Program Clone and any assays which are based on or incorporate such Drug Target solely to develop Small Molecule Drugs and/or Antibody Drugs in the Field. Lexicon hereby grants MPI and its Affiliates the limited right to grant sublicenses to Corporate Partners and Academic Collaborators, on a Program Clone-by-Program Clone basis, solely to accomplish the purposes of such Corporate Partner's or Academic Collaborator's collaboration with MPI or its Affiliates.

2.5 DEVELOPMENT LICENSE FOR THERAPEUTIC PROTEINS. Subject to the terms and conditions of this Agreement and during the Access Period, Lexicon hereby grants to MPI and its Affiliates a non-exclusive license under the Lexicon Technology to research, develop, make and use any escrowed Program Clone and any Protein encoded by an escrowed Program Clone solely to develop Therapeutic Proteins in the Field. Lexicon hereby grants MPI and its Affiliates the limited right to grant sublicenses to Corporate Partners and Academic Collaborators, on a Program Clone-by-Program Clone basis, solely to accomplish the purposes of such Corporate Partner's or Academic Collaborator's collaboration with MPI or its Affiliates.

2.6 DEVELOPMENT LICENSE FOR ANTISENSE DRUGS. Subject to the terms and conditions of this Agreement and during the Access Period, Lexicon hereby grants to MPI and its Affiliates a non-exclusive license under the Lexicon Technology to research, develop, make and use any escrowed Program Clone and any RNA encoded by an escrowed Program Clone solely to develop Antisense Drugs in the Field. Lexicon hereby grants MPI and its Affiliates the limited right to grant sublicenses to Corporate Partners and Academic Collaborators, on a Program Clone-by-Program Clone basis, solely to accomplish the purposes of such Corporate Partner's or Academic Collaborator's collaboration with MPI or its Affiliates.

2.7 DEVELOPMENT LICENSE FOR GENE THERAPY DRUGS. Subject to the terms and conditions of this Agreement and during the Access Period, Lexicon hereby grants to MPI and its Affiliates a non-exclusive license under the Lexicon Technology to research, develop, make and use any escrowed Program Clone solely to develop Gene Therapy Drugs in the Field. MPI and its Affiliates will have the right to grant limited sublicenses to Corporate Partners and Academic Collaborators, on a Program Clone-by-Program Clone basis, solely to accomplish the purposes of such Corporate Partner's or Academic Collaborator's collaboration with MPI or its Affiliates.

2.8 DEVELOPMENT LICENSE FOR DIAGNOSTIC PRODUCTS. Subject to the terms and conditions of this Agreement and during the Access Period, Lexicon hereby grants to MPI and its Affiliates a non-exclusive license under the Lexicon Technology to research, develop, make and use any escrowed Program Clone and any RNA or Protein encoded by an escrowed Program Clone solely to develop Diagnostic Products in the Field. Lexicon



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         hereby grants MPI and its Affiliates the limited right to grant sublicenses to Corporate Partners and Academic Collaborators, on a Program Clone-by-Program Clone basis, solely to accomplish the purposes of such Corporate Partner's or Academic Collaborator's collaboration with MPI or its Affiliates.

2.9 EXCLUSIVE OPTIONS FOR THERAPEUTIC PROTEINS. With respect to any gene which encode(s) a Therapeutic Protein, is partially represented by an Escrowed Sequence or set of Escrowed Sequences, and for which MPI and/or its Affiliates has obtained a full-length coding sequence from any source, MPI and/or its Affiliates will have the right to obtain from Lexicon an exclusive option (a "Therapeutic Option") to obtain an exclusive commercial product license to such Therapeutic Protein in accordance with Section 2.10; provided, however, that neither MPI nor any of its Affiliates will have the right to obtain a Therapeutic Option in the event that (a) a Third Party holds an exclusive option or has obtained an exclusive commercial product license to such Therapeutic Protein prior to MPI's and/or its Affiliates' request for such Therapeutic Option, or (b) ***** prior to MPI's and/or its Affiliates' request for a Therapeutic Option, as demonstrated by competent written records. MPI's and/or its Affiliates' right to obtain Therapeutic Options shall continue during the Access Period and for six months thereafter, provided that (i) in the event that ***** (ii) MPI and its Affiliates may have no more than ***** Therapeutic Proteins under one or more Therapeutic Options at any time during the Access Period (for purposes of which the termination by MPI and/or its Affiliates of any Therapeutic Option prior to its expiration date will be disregarded), and be granted no more than ***** Therapeutic Options in any twelve-month period, and (iii) MPI's and/or its Affiliates' right to obtain Therapeutic Options after the Access Period shall be limited to ***** such Therapeutic Options. Any request for a Therapeutic Option will be submitted to Lexicon by MPI in writing, identifying the specific Program Clone or Program Clones that contain the Escrowed Sequence(s) encoding the Therapeutic Protein for which the Therapeutic Option is requested and the date of the request. Within ***** after the date Lexicon receives such request, Lexicon will provide written notice to MPI (i) granting a Therapeutic Option, or
         (ii) specifying the reason why a Therapeutic Option is not available (limited to the reasons outlined in subsections (a) and (b) above.) In the event that Lexicon grants such Therapeutic Option requested by MPI and/or its Affiliates, MPI and/or its Affiliates shall ***** MPI and/or its Affiliates may exercise a Therapeutic Option, in its discretion, at any time during the period commencing on the date such Therapeutic Option was granted and ending ***** thereafter. MPI and/or its Affiliates may extend a Therapeutic Option for an additional ***** period by delivering written notice of such extension to Lexicon and paying to Lexicon the option extension fee set forth in Section 5.6 on or before the expiration of the initial ***** period. If MPI and/or its Affiliates fails to obtain an exclusive commercial product license for a Therapeutic Protein within ***** after the grant of the Therapeutic Option (***** if the Therapeutic Option has been extended), then the Therapeutic Option will terminate and all right, title and interest under the Lexicon Technology granted pursuant to the Therapeutic Option to Escrowed Sequence(s) which encodes such Therapeutic Protein will revert exclusively to Lexicon.


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2.10     PRODUCT LICENSE FOR THERAPEUTIC PROTEINS.

                  (a) Upon payment of the applicable product license fee ***** and subject to Section 2.17 and the other terms and conditions of this Agreement, Lexicon will grant to MPI and/or its Affiliates an exclusive, worldwide license under the Lexicon Technology, with the right to grant sublicenses, to make, have made, import, use, have used, offer for sale, sell and have sold such Therapeutic Protein in the Field; provided, however, that MPI and/or its Affiliates will not obtain a commercial product license in the event that (i) a Third Party holds an exclusive option or has obtained an exclusive commercial product license to such Therapeutic Protein prior to MPI's and/or its Affiliates' request for such exclusive commercial product license (or prior to MPI's and/or its Affiliates' request for a Therapeutic Option in the case where MPI and/or its Affiliates holds a Therapeutic Option), or (ii) ***** prior to MPI's and/or its Affiliates' request for such exclusive commercial product license (or prior to MPI's and/or its Affiliates' request for a Therapeutic Option in the case where MPI's and/or its Affiliates holds a Therapeutic Option), as demonstrated by competent written records. MPI and/or its Affiliates may collectively obtain exclusive commercial product licenses to no more than ***** Therapeutic Proteins during any ***** period during the Access Period, and to no more than ***** Therapeutic Proteins after the Access Period.

                  (b) Lexicon will promptly annotate all Program Clones representing the full-length gene corresponding to a Therapeutic Protein licensed by MPI's and/or its Affiliates' that are contained in the Human Gene Trap(TM) Database, provided that Lexicon shall not effect such annotation in a manner that indicates that all such Program Clones are part of the same full-length gene sequence. ***** and shall use such Confidential Information for the sole purpose of annotating the Human Gene Trap(TM) Database as contemplated hereby. If an exclusive commercial product license is available for such Therapeutic Protein, such license will include Lexicon Technology related to the use of all Lexicon Sequences that represent the gene which encodes such Therapeutic Protein. Lexicon will not reveal the identity of MPI and/or its Affiliates as the company obtaining such exclusive commercial product license.

2.11 EXCLUSIVE OPTIONS FOR ANTISENSE DRUGS. With respect to any gene corresponding to an Escrowed Sequence or set of Escrowed Sequences that is complementary to an Antisense Drug, and for which MPI and/or its Affiliates has obtained a full-length coding sequence from any source, MPI and/or its Affiliates will have the right to obtain from Lexicon an exclusive option (an "Antisense Option") to obtain an exclusive commercial product license to such Antisense Drug in accordance with
         Section 2.12; provided, however, that neither MPI nor any of its Affiliates will have the right to obtain an Antisense Option in the event that (a) a Third Party holds an exclusive option or has obtained an exclusive commercial product license to such Antisense Drug prior to MPI's and/or its Affiliates' request for such Antisense Option, or (b) ***** prior to MPI's and/or its Affiliates'


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         request for an Antisense Option, as demonstrated by competent written records. MPI's and/or its Affiliates' right to obtain Antisense Options shall continue during the Access Period and for ***** thereafter, provided that (i) in the event that ***** (ii) MPI and its Affiliates may have no more than ***** Antisense Drugs under one or more Antisense Options at any time during the Access Period (for purposes of which the termination by MPI and/or its Affiliates of any Antisense Option prior to its expiration date will be disregarded), and be granted no more than ***** Antisense Options in any twelve-month period, and (iii) MPI's and/or its Affiliates' right to obtain Antisense Options after the Access Period shall be limited to ***** such Antisense Options. Any request for an Antisense Option will be submitted to Lexicon by MPI in writing, identifying the specific Program Clone or Program Clones that contain the Escrowed Sequence(s) complementary to the Antisense Drug for which the Antisense Option is requested and the date of the request. Within ***** after the date Lexicon receives such request, Lexicon will provide written notice to MPI (i) granting an Antisense Option, or (ii) specifying the reason why an Antisense Option is not available (limited to the reasons outlined in subsections (a) and (b) above). In the event that Lexicon grants such Antisense Option requested by MPI and/or its Affiliates, MPI and/or its Affiliates shall ***** MPI and/or its Affiliates may exercise an Antisense Option, in its discretion at any time during the period commencing on the date such Antisence Option was granted and ending ***** thereafter. MPI and/or its Affiliates may extend an Antisense Option for an additional ***** period by delivering written notice of such extension to Lexicon and paying to Lexicon the option extension fee set forth in Section 5.9 on or before the expiration of the initial ***** period. If MPI and/or its Affiliates fails to obtain an exclusive commercial product license for an Antisense Drug within ***** after the grant of the Antisense Option (***** if the Antisense Option has been extended), then the Antisense Option will terminate and all right, title and interest under the Lexicon Technology granted pursuant to the Antisense Option to the Escrowed Sequence(s) which is complementary to such Antisense Drug will revert exclusively to Lexicon.

2.12     PRODUCT LICENSE FOR ANTISENSE DRUGS.

         (a) Upon payment of the applicable product license fee ***** and subject to Section 2.17 and the other terms and conditions of this Agreement, Lexicon will grant to MPI and/or its Affiliates an exclusive, worldwide license under the Lexicon Technology, with the right to grant sublicenses, to make, have made, import, use, have used, offer for sale, sell and have sold such Antisense Drug in the Field; provided, however, that MPI and/or its Affiliates will not obtain a commercial product license in the event that (i) a Third Party holds an exclusive option or has obtained an exclusive commercial product license to such Antisense Drug prior to MPI's and/or its Affiliates' request for such exclusive commercial product license (or prior to MPI's and/or its Affiliates' request for an Antisense Option in the case where MPI and/or its Affiliates holds an Antisense Option), or
         (ii) ***** prior to MPI's and/or its Affiliates' request for such exclusive commercial product license (or prior to MPI's and/or its Affiliates' request for an Antisense Option in the case where MPI's and/or its Affiliates holds an Antisense Option), as demonstrated by competent written records. MPI and/or its Affiliates may collectively obtain exclusive


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CONFIDENTIAL - 9/23/99

         commercial product licenses to no more than ***** Antisense Drugs during any ***** period during the Access Period, and to no more than ***** Antisense Drugs after the Access Period.

         (b) Lexicon will promptly annotate all Program Clones representing the full-length gene corresponding to an Antisense Drug licensed by MPI's and/or its Affiliates' that are contained in the Human Gene Trap(TM) Database, provided that Lexicon shall not effect such annotation in a manner that indicates that all such Program Clones are part of the same full-length gene sequence. ***** and shall use such Confidential Information for the sole purpose of annotating the Human Gene Trap(TM) Database as contemplated hereby. If an exclusive commercial product license is available for such Antisense Drug, such license will include Lexicon Technology related to the use of all Lexicon Sequences that represent the gene which is complementary to such Antisense Drug. Lexicon will not reveal the identity of MPI and/or its Affiliates as the company obtaining such exclusive commercial product license.

2.13 PRODUCT LICENSE FOR SMALL MOLECULE DRUGS AND ANTIBODY DRUGS. Upon receipt of written notice from MPI and/or its Affiliates that it has initiated Pre-IND Studies with respect to a Small Molecule Drug or Antibody Drug and subject to the terms and conditions of this Agreement, Lexicon hereby grants to MPI and/or its Affiliates a non-exclusive, worldwide license under the Lexicon Technology, with the right to grant sublicenses, to make, have made, import, use, have used, offer for sale, sell and have sold such Small Molecule Drug or Antibody Drug in the Field.

2.14 PRODUCT LICENSE FOR GENE THERAPY DRUGS. Upon receipt of written notice from MPI and/or its Affiliates that it has initiated Pre-IND Studies related to a Gene Therapy Drug and subject to the terms and conditions of this Agreement, Lexicon hereby grants to MPI and/or its Affiliates a non-exclusive, worldwide license under the Lexicon Technology, with the right to grant sublicenses, to make, have made, import, use, have used, offer for sale, sell and have sold such Gene Therapy Drug in the Field.

2.15 PRODUCT LICENSE FOR DIAGNOSTIC PRODUCTS. Upon receipt of written notice from MPI and/or its Affiliates that it has initiated Diagnostic Validation Studies related to a Diagnostic Product and subject to the terms and conditions of this Agreement, Lexicon hereby grants to MPI and/or its Affiliates a non-exclusive, worldwide license under the Lexicon Technology, with the right to grant sublicenses, to make, have made, import, use, have used, offer for sale, sell and have sold such Diagnostic Product in the Field.

2.16 SUBLICENSES. Any sublicense granted by MPI or its Affiliates will be consistent with the terms and conditions of this Agreement. MPI or its Affiliates will notify any sublicensee of all rights and obligations of MPI under this Agreement which are sublicensed to such sublicensee and will notify Lexicon within ***** of the grant of any sublicense hereunder. MPI will remain primarily liable under this Agreement irrespective of any sublicense granted hereunder.

2.17 RESERVATION OF RIGHTS. Subject to the non-exclusive rights and licenses granted to MPI


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CONFIDENTIAL - 9/23/99

         and its Affiliates hereunder, Lexicon reserves all rights (a) to provide Third Parties access to the Human Gene Trap(TM) and OmniBank(R) Databases on terms and conditions consistent with the terms and conditions of this Agreement, (b) to research, develop and commercialize (internally or by granting non-exclusive licenses to Third Parties or otherwise) Drug Targets, Small Molecule Drugs, Antibody Drugs, Gene Therapy Drugs and Diagnostic Products derived from the Human Gene Trap(TM) and/or OmniBank(R) Databases, and (c) to research, develop and commercialize (internally or by granting exclusive licenses to Third Parties or otherwise) Therapeutic Proteins encoded by Program Clones and Antisense Drugs complementary to Program Clones or the RNA encoded by Program Clones as to which MPI (i) does not hold an unexpired Therapeutic Option or Antisense Option, or (ii) has not obtained an exclusive commercial product license. Lexicon reserves rights under the Lexicon Technology, for itself and its collaborators, to make, have made and use Program Clones and Therapeutic Proteins as to which MPI has rights of exclusivity (including Licensed Therapeutic Proteins) to research, develop and commercialize (internally or by granting non-exclusive licenses to Third Parties or otherwise) Small Molecule Drugs, Antibody Drugs, Gene Therapy Drugs, and Diagnostic Products, subject to MPI's non-exclusive right under the Lexicon Technology to use such Program Clones and Licensed Therapeutic Proteins for the same purposes. It is further understood that no license under any intellectual property of MPI is granted to Lexicon hereby. UNDER NO CIRCUMSTANCES WILL MPI HAVE ANY RIGHT OR LICENSE TO PRACTICE LEXICON'S PROPRIETARY GENE TRAPPING METHODS OR USE LEXICON'S PROPRIETARY GENE TRAP VECTORS.

2.18 REQUIREMENT OF PRODUCT LICENSES. The research and development licenses granted under this Article 2 will specifically exclude any right or license to market, sell, license or commercialize any Small Molecule Drugs, Antibody Drugs, Therapeutic Proteins, Gene Therapy Drugs, Antisense Drugs or Diagnostic Products discovered or developed using a Lexicon Sequence absent a commercial product license.

2.19 EXTENSION OF RESEARCH AND DEVELOPMENT LICENSES FOLLOWING EXPIRATION OF THE INITIAL ACCESS PERIOD. Unless MPI terminates this Agreement pursuant to Section 9.2 or Section 9.3, the Access Period will extend for an additional ***** following the end of the Initial Access Period (the "Extended Access Period"). Following the expiration of the Extended Access Period, MPI and MPI's Affiliates shall have continued rights under the research and development licenses granted hereunder and to obtain additional commercial product licenses under Sections
         2.13 through 2.15 to no more than ***** Program Clones such number to be subject to revision based on mutual agreement of the parties. MPI shall deposit in escrow under the Escrow Agreement, within ***** after the end of the Extended Access Period, the name of each Program Clone for which it elects continued rights under this Section 2.19. MPI and its Affiliates will be entitled to such rights only for Program Clones that contain Lexicon Sequence of which it has made Material Use during the Access Period. All other Lexicon Sequences, except for Lexicon Sequences that are the subject of unexpired options or commercial product licenses under Sections 2.9 through 2.12, will be permanently removed from MPI's and its Affiliates records, computers, internal databases, facilities, or any other repository system used by MPI and its Affiliates for Program Clones during the Access Period, and, except as provided in Sections 2.9 through 2.12, MPI and its Affiliates shall have no further rights to obtain Therapeutic or


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CONFIDENTIAL - 9/23/99

         Antisense Options or commercial product licenses with respect to such other Lexicon Sequences following the expiration of the Access Period.

2.20     ESCROW AGREEMENT.

         (a) Lexicon shall have entered into an escrow agreement (the "Escrow Agreement") with SourceFile Inc. or such other escrow agent mutually acceptable to MPI, under which MPI shall be a beneficiary, on mutually acceptable terms and conditions prior to or simultaneous with the execution of this Agreement. During the Access Period, Lexicon will deposit into escrow the names of all Program Clones in the Human Gene Trap(TM) Database that have a corresponding full-length gene sequence generated for purposes of Lexicon's LexGene(TM) Database or other purposes in accordance with Lexicon's current labeling method for Program Clones (e.g. H-TST1, H-TST2, H-TST3). Upon Material Use of a Program Clone, MPI will promptly deposit the name of such Program Clone in the escrow account in accordance with Lexicon's current labeling method. The identity of such Program Clones will be held in escrow by a third party escrow agent mutually acceptable to the parties. The Escrow Agreement will contain other customary terms and conditions mutually acceptable to Lexicon and MPI. Any third party escrow fees will be shared equally by Lexicon and MPI.

         (b) In the event MPI and/or Lexicon deposits the names of one or more Program Clones into escrow, the escrow agent will compare, on a monthly basis, such names to the names of Program Clones deposited in escrow by Lexicon to search for any matches. If a match exists, then the escrow agent will inform Lexicon and MPI of such match and MPI may request, and upon such request Lexicon will provide to MPI, the full-length gene sequence that matches the escrowed Program Clone, provided that Lexicon shall have no obligation to provide MPI such full-length gene sequence if such full-length gene sequence *****. In the event that Lexicon is issued a Valid Claim within the Lexicon Patent Rights covering the composition of matter of a full-length gene sequence disclosed to MPI pursuant to this Section 2.20(b), then any milestone and royalty payments payable to Lexicon under Article 5 with respect to a Licensed Product derived from Program Clone(s) representing such gene *****.

2.21 NOTICE OF INFRINGEMENT. Upon Lexicon's receipt of a notice from MPI and/or MPI's Affiliate's requesting an exclusive option and/or exclusive commercial product license, and in the event Lexicon grants such option or license to MPI and/or MPI's Affiliate, at any time thereafter, Lexicon shall promptly notify MPI of any notice of infringement, claims, judgments or settlements against or owed by Lexicon with respect to such Therapeutic Proteins, Antisense Drugs and/or any Program Clones encoding or corresponding to such Therapeutic Proteins or Antisense Drugs or any part(s) thereof. In the event of such notification, MPI and/or its Affiliates shall have the right, in its sole discretion, to rescind its request.

2.22 INSPECTION RIGHT. During the Access Period MPI and/or MPI's Affiliates shall have the right to inspect Lexicon Patent Rights, including without limitation any Patent Office communications related thereto, with respect to a given Program Clone, from time to time on


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         reasonable notice, for the purpose of evaluating MPI's and/or such
         Affiliates' interest in obtaining an exclusive license under such Lexicon Patent Rights pursuant to Sections 2.9 through 2.12. Subject to
         Article 7, Lexicon shall provide a copy of such Lexicon Patent Rights to MPI and/or MPI's Affiliates' to facilitate such inspection.


                                    ARTICLE 3

                   DEVELOPMENT AND COMMERCIALIZATION DILIGENCE

3.1      CLINICAL DILIGENCE REQUIREMENTS.

         (a) MPI will use commercially reasonable efforts to develop and commercialize Licensed Products similar to the efforts it applies to its own internal products at a similar stage in development with a comparable market potential. MPI's diligence obligations may be fulfilled partially and/or wholly by the efforts of MPI's Affiliates and/or sublicensees. Without limiting the foregoing, MPI's diligence obligations with respect to Licensed Therapeutic Proteins and Licensed Antisense Drugs will include the following specific requirements with respect to clinical development:

                  (i) MPI will ***** Licensed Therapeutic Protein or Licensed Antisense Drug within ***** after obtaining an exclusive license to such Licensed Therapeutic Protein or Licensed Antisense Drug; and

                  (ii) MPI will ***** Licensed Therapeutic Protein or Licensed Antisense Drug ***** Licensed Therapeutic Protein or Licensed Antisense Drug.

         (b) If MPI is unable, using commercially reasonable efforts, to satisfy the foregoing diligence obligations with respect to a Licensed Therapeutic Protein or Licensed Antisense Drug as a result of preclinical obstacles or regulatory requirements (e.g. a Licensed Therapeutic Protein or Licensed Antisense Drug requires extensive pre-clinical efforts or a Licensed Therapeutic Protein or Licensed Antisense Drug requires particularly large clinical trials or repetition or refinement of previous clinical trials or MPI has unusual difficulty in recruiting subjects for clinical trials), then the applicable time period will be extended for a period of time reasonably sufficient for MPI to complete such requirements.

3.2 LICENSED PRODUCT REVERSION RIGHTS. Subject to Section 3.1(b), MPI's license with respect to a Licensed Therapeutic Protein or Licensed Antisense Drug will terminate in the event MPI ***** or abandons the development of, such Licensed Therapeutic Proteins or Licensed Antisense Drug. If Lexicon believes that MPI has so ***** or abandoned development with respect to a Licensed Therapeutic Protein or Licensed Antisense Drug, Lexicon shall provide written notice to MPI specifying such ***** or abandonment. MPI shall within ***** after receipt of such notice, either (a) respond in writing to Lexicon indicating that it does not concur that such ***** or abandonment has occurred, (b) provide written notice to Lexicon of its intent to cure and then take steps to cure such ***** or abandonment within ***** after receipt of such


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CONFIDENTIAL - 9/23/99

         notice, and provide Lexicon with information concerning such ***** or
         (c) respond in writing to Lexicon that it concurs with Lexicon's notice (failure to respond within such ***** period shall be deemed to be response under this subsection (c)). If MPI responds pursuant to subsection (a), the parties shall use reasonable efforts to reach mutual agreement as to whether such ***** or abandonment has occurred. If MPI responds pursuant to subsection (c) or responds pursuant to subsection (b) but fails to effect ***** within the ***** period, then upon the resulting termination of MPI's license with respect to any Licensed Therapeutic Protein or Licensed Antisense Drug, MPI will, to the extent that MPI and its Affiliates are not then precluded under their arrangements with Corporate Partners or other Third Parties, grant to Lexicon an exclusive option to obtain an exclusive, royalty-bearing, worldwide license, with the right to grant sublicenses, under such intellectual property rights of MPI related to such Licensed Therapeutic Protein or Licensed Antisense Drug as are reasonably necessary to commercialize such Licensed Therapeutic Protein or Licensed Antisense Drug, to make, have made, use, sell, offer for sale and import such Licensed Therapeutic Protein or Antisense Drug. In no event shall such intellectual property include any generic process development or manufacturing technologies of MPI and/or MPI Affiliates. Lexicon may exercise the option within ***** after the termination of MPI's license. In the event that Lexicon exercises the option during such ***** period, MPI and Lexicon will enter into good faith negotiations to execute a definitive license agreement within ***** thereafter (the "Negotiation Period"). If Lexicon and MPI are not able to reach mutually acceptable terms with respect to such Licensed Therapeutic Protein or Antisense Drug, then MPI will not offer more favorable terms to a Third Party than the last terms MPI offered to Lexicon for ***** after the expiration of the Negotiation Period.


                                    ARTICLE 4

                           DELIVERY AND ACCESS RIGHTS

4.1 DELIVERY OF HUMAN GENE TRAP(TM) DATABASE. Within five business days after the Effective Date, Lexicon shall deliver to MPI a copy of the Human Gene Trap(TM) Database in machine-readable form, in its most current version as of the delivery date. MPI shall install the Human Gene Trap(TM) Database on a maximum of two servers in secure locations at its principal offices. MPI may install the Human Gene Trap(TM) Database on an additional back-up server in the event either of the other two servers becomes inoperable. MPI shall take reasonable precautions to restrict access to the Human Gene Trap(TM) Database to the scientists, other employees of MPI and its Affiliates, and third party consultants and on-site collaborators who are working on MPI and/or its Affiliates' behalf, who have access to MPI's own proprietary gene databases, including without limitation all precautions MPI employs with respect to its own proprietary gene databases. Lexicon will update the Human Gene Trap(TM) Database from time to time during the Access Period as additional Program Clones, annotations and other related information become available. Lexicon will use commercially reasonable efforts to update the Human Gene Trap(TM) Database and provide such updates to MPI at least ***** but in no event less frequently and promptly than Lexicon provides to other subscribers to the Human Gene Trap(TM) Database. Lexicon shall not initiate a full-length sequencing program based on the analysis of any Program Clones or H-TSTs in the Human Gene Trap(TM) Database until after such


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CONFIDENTIAL - 9/23/99

         Program Clones or H-TSTs sequences are released to MPI and its other subscribers of the Human Gene Trap(TM) Database.

4.2 ACCESS TO THE OMNIBANK(R) DATABASE. Within five business days after the Effective Date, Lexicon shall deliver to MPI a copy of the OmniBank(R) Database in machine-readable form, in its most current version as of the delivery date. MPI shall install the OmniBank(R) Database on a maximum of two servers in secure locations at its principal offices. MPI may install the OmniBank(R) Database on an additional back-up server in the event either of the other two servers become inoperable. In addition to the foregoing, Lexicon may provide MPI with secure Internet access during the Access Period, using a minimum of 128-bit encryption, to the OmniBank(R) Database together with any necessary bioinformatic software. MPI shall take reasonable precautions to restrict access to the OmniBank(R) Database to the scientists and other employees of MPI and its Affiliates, and third party consultants and on-site collaborators who are working on MPI and/or its Affiliates' behalf, who have access to MPI's own proprietary gene databases, including without limitation all precautions MPI employs with respect to its own proprietary gene databases. Lexicon will update the OmniBank(R) Database from time to time during the Access Period as additional Program Clones, annotations and other related information becomes available. Lexicon will use commercially reasonable efforts to update the OmniBank(R) Database and provide such updates to MPI at least ***** but in no event less frequently and promptly than Lexicon provides to other subscribers to the OmniBank(R) Database. Lexicon shall not initiate a full-length sequencing program based on the analysis of any Program Clones in the OmniBank(R) Database until after such Program Clones are released to MPI and its other subscribers of the OmniBank(R) Database. Lexicon represents and warrants that any queries or records thereof resulting from MPI and/or its Affiliates' use of Lexicon's secure Internet access shall be immediately purged from Lexicon's records and Lexicon acknowledges that such queries shall constitute Confidential Information of MPI and/or its Affiliates.

4.3 RIGHT TO OBTAIN PCR CLONES. During the Access Period, subject to the terms and conditions of this Agreement, MPI shall have the right, upon request and payment to Lexicon pursuant to Section 5.11, to obtain a PCR clone of any escrowed Program Clone. Any request for a PCR clone will be submitted in writing to Lexicon, identifying the specific Program Clone for which a PCR clone is requested. Lexicon will use commercially reasonable efforts to deliver requested PCR clones promptly following its receipt of any such request, and will verify that each PCR clone provided to MPI corresponds to the Program Clone specified in such request.

4.4 ACCESS TO FULL-LENGTH CLONES. During the Access Period, subject to the terms and conditions of this Agreement, MPI may request that Lexicon extend to full-length any escrowed Program Clone. Any request for a full-length clone will be submitted in writing to Lexicon, identifying the specific Program Clone for which MPI desires a full-length clone. Lexicon may, but shall have no obligation to, accept any such request. Any such acceptance will be made by delivering written notice of such acceptance to MPI within the time frame specified in MPI's request. In the event Lexicon accepts any such request, Lexicon will use commercially reasonable efforts to deliver the full-length clone promptly following such acceptance and MPI will pay Lexicon the amount set forth in Section 5.12. Prior to and for ***** after Lexicon's delivery of such full-length clone to MPI, Lexicon shall not (i) provide any DNA sequence



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CONFIDENTIAL - 9/23/99

         information from such clone that is not already in the Human Gene Trap(TM) Database to any Third Party, (ii) place such full-length sequence in the LexGene(TM) Database or (iii) *****. Subject to the licenses granted under this Agreement, ownership of all intellectual property rights shall be governed by the principles of inventorship under U.S. patent law.

4.5 MUTANT MOUSE AND S-T-V(TM) PROGRAMS. During the Access Period and upon mutually agreeable terms by the parties, MPI and its Affiliates may participate in Lexicon's S-T-V(TM) Program to determine the biological function of those Program Clones selected by MPI for further research and development, it being understood that Lexicon and MPI are parties to a Corporate Research and Development Agreement dated June 24, 1999 (the "Knock-Out Agreement") and that, pursuant to the Knock-Out Agreement, MPI and its Affiliates are entitled under this Agreement to access Lexicon's Mutant Mouse Program, on the terms and conditions of that Knock-Out Agreement in lieu of the terms and conditions of Exhibit A to this Agreement. Any requests by MPI and/or its Affiliates to institute a knock-out mouse project pursuant to this Agreement shall be credited towards MPI's obligation under Section 2.1 of the Knock Out Agreement *****

4.6 ACCESS TO HUMANIZED MOUSE PROGRAM. During the Access Period and upon mutually agreeable terms by the parties, MPI and its Affiliates will have the right to access Lexicon's Humanized Mouse Program with respect to the Program Clones selected by MPI for further research and development. The parties agree to negotiate in good faith the business terms for the Humanized Mouse Program on a project-by-project basis.


                                    ARTICLE 5

                               PAYMENT OBLIGATIONS

5.1 INITIAL DATABASE ACCESS FEE. In consideration for access to the Human Gene Trap(TM) and OmniBank(R) Databases during the Initial Access Period, such access to be accomplished via the delivery of and successful installation at MPI of such Human Gene Trap(TM) and OmniBank(R) Databases, MPI will pay to Lexicon a non-refundable database access fee of ***** payable (i) within 15 business days after MPI's receipt of the Human Gene Trap(TM) and OmniBank(R) Databases on CD-ROM pursuant to Section 4.1 and Section 4.2 or (ii) at MPI's sole election pursuant to Section 1.13, on October 1, 1999.

5.2 EXTENDED DATABASE ACCESS FEE. In consideration for access to the Human Gene Trap(TM) and OmniBank(R) Databases during the Extended Access Period, MPI will pay to Lexicon a non-refundable extended database access fee of (a) ***** payable within 15 business days after the expiration of the Initial Access Period, and (b) ***** payable within 15 business days after the first anniversary of the Effective Date.

5.3 S-T-V(TM) PROGRAM. In the event MPI wishes to participate in Lexicon's S-T-V(TM) Program, the parties will negotiate in good faith the fees payable to Lexicon on a project by project basis.

5.4 HUMANIZED MOUSE PROGRAM. In the event MPI wishes to participate in Lexicon's


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         Humanized Mouse Program, the parties will negotiate in good faith the fees payable to Lexicon on a project by project basis.

5.5 OPTION FEE FOR A THERAPEUTIC PROTEIN. MPI will pay to Lexicon a non-refundable option fee of ***** for each Therapeutic Protein subject to a Therapeutic Option, payable within 10 business days after Lexicon grants such Therapeutic Option to MPI.

5.6 OPTION EXTENSION FEE FOR A THERAPEUTIC PROTEIN. MPI will pay to Lexicon a non-refundable option extension fee of ***** for each Therapeutic Protein subject to a Therapeutic Option for which MPI elects to extend the Therapeutic Option for an additional ***** period, payable upon the expiration of the initial Therapeutic Option period.

5.7 PRODUCT LICENSE FEE FOR A LICENSED THERAPEUTIC PROTEIN. MPI will pay to Lexicon a non-refundable product license fee of ***** for each Licensed Therapeutic Protein, payable at the time MPI obtains an exclusive commercial product license to such Licensed Therapeutic Protein.

5.8 OPTION FEE FOR AN ANTISENSE DRUG. MPI will pay to Lexicon a non-refundable option fee of ***** for each Antisense Drug subject to an Antisense Option, payable within 10 business days after Lexicon grants such Antisense Option to MPI.

5.9 OPTION EXTENSION FEE FOR AN ANTISENSE DRUG. MPI will pay to Lexicon a non-refundable option extension fee of ***** for each Antisense Drug subject to an Antisense Option for which MPI elects to extend the Antisense Option for an additional ***** period, payable upon the expiration of the initial Antisense Option period.

5.10 PRODUCT LICENSE FEE FOR A LICENSED ANTISENSE DRUG. MPI will pay to Lexicon a non-refundable product license fee of ***** for each Licensed Antisense Drug, payable at the time MPI obtains an exclusive commercial product license to such Licensed Antisense Drug.

5.11 PCR CLONE. MPI will pay to Lexicon ***** for each PCR clone provided to MPI by Lexicon pursuant to Section 4.3.

5.12 FULL-LENGTH CLONE. MPI will pay to Lexicon ***** for each full-length clone provided to MPI by Lexicon pursuant to Section 4.4.

5.13 MILESTONE PAYMENTS FOR EACH LICENSED SMALL MOLECULE DRUG OR LICENSED ANTIBODY DRUG. Within 30 days after achievement of each of the milestones set forth below for a Licensed Small Molecule Drug or Licensed Antibody Drug, MPI will pay to Lexicon the non-refundable milestone payment set forth below:

         *****

         *****


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CONFIDENTIAL - 9/23/99

5.14 ROYALTY FOR EACH LICENSED SMALL MOLECULE OR LICENSED ANTIBODY DRUG. MPI will pay to Lexicon ***** of Net Sales of each Licensed Small Molecule Drug or Licensed Antibody Drug.

5.15 MILESTONE PAYMENTS FOR EACH LICENSED THERAPEUTIC PROTEIN. Within 30 days after achievement of each of the milestones set forth below for a Licensed Therapeutic Protein, MPI will pay to Lexicon the non-refundable milestone payment set forth below:

         *****

         *****

5.16     ROYALTY FOR EACH LICENSED THERAPEUTIC PROTEIN.

         (a) MPI will pay to Lexicon on a country-by-country basis, (i) ***** and (ii) *****.

         (b)      *****

5.17 ROYALTY OFFSETTING PROVISION. In the event that MPI and/or any of its Affiliates are required to obtain a license for ***** regarding a Licensed Therapeutic Protein and MPI's total royalty obligations to third parties, including royalties owed to Lexicon, exceeds **** related to ***** then MPI may, on a country-by-country basis, credit ***** of the royalty rate that exceeds ***** against Lexicon's royalty rate; provided, however, that in no event will Lexicon's royalty rate be reduced below ***** of its initial royalty rate. *****

5.18     SPECIAL PROVISION FOR ROYALTY PAYMENTS. *****

5.19 MILESTONE PAYMENTS FOR EACH LICENSED ANTISENSE OR GENE THERAPY DRUG. Within 30 days after achievement of each of the milestones set forth below for a Licensed Antisense Drug or Gene Therapy Drug, MPI will pay to Lexicon the non-refundable milestone payment set forth below:

         *****

         *****



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

CONFIDENTIAL - 9/23/99


5.20     ROYALTY FOR EACH LICENSED ANTISENSE DRUG OR LICENSED GENE THERAPY DRUG.

         (a) MPI will pay to Lexicon on a country-by-country basis, (i) ***** and (ii) *****

         (b)      *****

5.21 MILESTONE PAYMENTS FOR EACH LICENSED DIAGNOSTIC PRODUCT. Within 30 days after the first regulatory marketing approval for a Licensed Diagnostic Product in a Major Market Country, MPI will pay to Lexicon *****.

5.22 ROYALTY FOR EACH LICENSED DIAGNOSTIC PRODUCT. MPI will pay to Lexicon on a country-by-country basis (a) ***** (b) *****.

5.23     *****

5.24     ADDITIONAL MILESTONE PAYMENTS FOR EACH NOVEL GENE.

         (a) Within 30 days after the initiation of Pre-IND Studies for each Therapeutic Protein or Antisense Drug relating to a Lexicon Sequence corresponding to a given Novel Gene, MPI will pay to Lexicon ***** in addition to the milestone payments under Section 5.15 or 5.19 and royalty payments under Sections 5.16 or 5.20 payable to Lexicon; and

         (b) Within 30 days after the initiation of Pre-IND Studies for each Antibody Drug, Small Molecule Drug or Gene Therapy Drug relating to a Lexicon Sequence corresponding to a given Novel Gene, MPI will pay to Lexicon **** in addition to the milestone payments under Sections 5.13 or 5.19 and royalty payments under Sections 5.14 or 5.20 payable to Lexicon.

*****

5.25 TERM OF ROYALTY OBLIGATIONS. MPI's obligation to make royalty payments with respect to a Licensed Product will commence on the First Commercial Sale of such Licensed Product in a given country and will continue until the later of (a) the expiration of the last to expire patent covering such Licensed Product in such country, or (b) ***** years after the First Commercial Sale of such Licensed Product in such country. *****

5.26     *****

5.27 CORPORATE PARTNERS AS SUBSCRIBERS TO THE HUMAN GENE TRAP(TM) DATABASE. In the event a Corporate Partner who is also a subscriber to the Human Gene Trap(TM) Database, elects, primarily as a result of work conducted by MPI and/or MPI's Affiliates, to pursue the discovery, development and commercialization of an Antibody Drug, Antisense Drug, Diagnostic Product, Gene Therapy Drug, Small Molecule Drug or Therapeutic Protein for which it would need to practice rights to a particular Program Clone and/or Lexicon Sequence granted by Lexicon under such Corporate Partner's own agreement with Lexicon, MPI and such Corporate Partner shall

CONFIDENTIAL - 9/23/99

         agree upon and advise Lexicon in writing as to which of the two parties shall be responsible for the payments due to Lexicon and Lexicon shall waive the payments otherwise due Lexicon from the other party in connection with any such Antibody Drug, Antisense Drug, Diagnostic Product, Gene Therapy Drug, Small Molecule Drug or Therapeutic Protein developed by such Corporate Partner.



                                    ARTICLE 6

                            PAYMENTS; RECORDS; AUDITS

6.1 PAYMENT; REPORTS. Royalty payments will be calculated and reported for each calendar quarter. All royalty payments due to Lexicon under this Agreement will be paid within ***** of the end of each calendar quarter, unless otherwise specifically provided herein. Each payment of royalties will be accompanied by a report in sufficient detail to permit confirmation of the accuracy of the royalty payment made, including, without limitation, Net Sales, the royalties payable in United States dollars, the method used to calculate the royalty and any exchange rates used.

6.2 EXCHANGE RATE; MANNER AND PLACE OF PAYMENT. All payments hereunder will be payable in United States dollars. With respect to each quarter, for countries other than the United States, whenever conversion of payments from any foreign currency will be required, such conversion will be made at the rate of exchange reported in the East Coast edition of The Wall Street Journal on the last business day of the applicable reporting period. All payments owed under this Agreement will be made by wire transfer to a bank account designated by Lexicon, unless otherwise specified in writing by Lexicon.

6.3 LATE PAYMENTS. In the event that any payment, including any royalty payment, due hereunder is not made when due, the payment will accrue interest from the date due at the rate of ***** per month; provided however, that in no event will such rate exceed the maximum legal annual interest rate. The payment of such interest will not limit Lexicon from exercising any other rights it may have as a consequence of the lateness of any payment.

6.4 RECORDS AND AUDITS. During the term of this Agreement and for a period of ***** thereafter, MPI will keep complete and accurate records in sufficient detail to permit Lexicon to confirm the accuracy of all payments due hereunder. Lexicon will have the right to cause an independent, certified public accountant reasonably acceptable to MPI, who has executed MPI's then-current standard confidentiality agreement to audit such records to confirm payments due hereunder. Such audits may be exercised during normal business hours, subject to MPI's security regulations, no more than once in any 12-month period upon reasonable prior written notice to MPI. Lexicon will bear the full cost of such audit, unless such audit discloses an underpayment of more than ***** of the amount due under this Agreement. In such case, MPI will bear the full cost of such audit. In all events, MPI will pay any underpayment with interest in accordance with Section 6.3.

6.5 TAXES. All taxes levied on account of the royalties and other payments accruing to


                                       25
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CONFIDENTIAL - 9/23/99

         Lexicon under this Agreement will be paid by Lexicon for its own account, including taxes levied thereon as income to Lexicon. If provision is made in law or regulation for withholding, such tax will be deducted from the royalty or other payment made by MPI to the proper taxing authority and a receipt of payment of the tax secured and promptly delivered to Lexicon. Each party agrees to assist the other party in claiming exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force.

                                    ARTICLE 7

                                 CONFIDENTIALITY

During the term of this Agreement and for a period of ***** thereafter, each party will maintain all Confidential Information of the other party as confidential and will not disclose any Confidential Information of the other party to any Third Party or use any Confidential Information of the other party for any purpose, except (a) as expressly authorized by this Agreement, (b) as required by law, rule, regulation or court order (provided that the disclosing party will use commercially reasonable efforts to obtain confidential treatment of any such information required to be disclosed), (c) to its Affiliates, Corporate Partners, Academic Collaborators, sublicensees, employees, agents, consultants, and other representatives to accomplish the purposes of this Agreement so long as such persons are under an obligation of confidentiality no less stringent than as set forth herein or (d) as is reasonably necessary to file or prosecute patent applications or to conduct preclinical or clinical trials. Each party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each party will use at least the same standard of care as it uses to protect its own Confidential Information to ensure that its Affiliates, sublicensees, employees, agents, consultants, and other representatives do not disclose or make any unauthorized use of Confidential Information of the other party. Each party will promptly notify the other party upon discovery of any unauthorized use or disclosure of Confidential Information of the other party.

                                    ARTICLE 8

                  REPRESENTATIONS; WARRANTIES; INDEMNIFICATION

8.1 CORPORATE POWER. Each party hereby represents and warrants that it is duly organized, validly existing and in good standing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

8.2 DUE AUTHORIZATION. Each party hereby represents and warrants that such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

8.3 BINDING AGREEMENT. Each party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.


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CONFIDENTIAL - 9/23/99

8.4 PATENTS. Lexicon hereby represents and warrants that: (i) prior to releasing any DNA sequence from a Program Clone present in the Human Gene Trap(TM) Database that it believes to be novel to any party outside of Lexicon and/or prior to the disclosure to any party outside of Lexicon of any full-length gene sequence that it believes to contain novel DNA sequence information, it will file such patent applications as are necessary to obtain Lexicon Patent Rights with respect to, or representative of, such Program Clone(s) and/or such full-length sequence as the case may be, ***** (ii) during the Access Period, it will, consistent with reasonable commercial and patent practices, prosecute such patent applications and maintain such patents as may issue thereon and (iii) subsequent to the grant to MPI of any type of commercialization option or license hereunder with respect to a Program Clone or set of Program Clones corresponding to a given gene, consistent with reasonable commercial and patent practices, continue to prosecute the patent applications pertaining to such Program Clone or set of Program Clones and to maintain such patents as may issue thereon. In the event that MPI shall be granted an exclusive commercial product license for a Licensed Therapeutic Protein or a Licensed Antisense Drug and Lexicon shall desire to cease to prosecute or maintain a patent application or patent pertaining to the related Program Clone or set of Program Clones, Lexicon shall provide MPI with prompt notice (but in no event less than ***** notice prior to any required action necessary to prosecute or maintain such patent application or patent) and, thereupon, MPI shall have the right to assume such prosecution or maintenance, in the name and on behalf of Lexicon, and to offset all of its reasonable and documented costs that are directly associated with such prosecution and maintenance against any payments due to Lexicon in relation to such Licensed Therapeutic Protein or Licensed Antisense Drug.

8.5 DATABASE WARRANTIES. Lexicon hereby represents, warrants and covenants to MPI as follows:

                  (a) Lexicon has the right to grant access to the Human Gene Trap(TM)and OmniBank(R)

                  (b) Databases and licenses contemplated in this Agreement, subject to the intellectual property rights of others in gene sequence information independently generated by parties other than Lexicon;

                  (c) as of the date of delivery to MPI, the Human Gene Trap(TM) Database contains at least ***** H-TSTs of tag length greater than ***** nucleotides and with an average length of approximately ***** base pairs or more, and the OmniBank(R) Database contains at least ***** OSTs of tag length greater than ***** nucleotides;

                  (d) the Human Gene Trap(TM) Database and the OmniBank(R) Database in the form delivered to MPI does not contain any disabling device, code, computer virus or defect that will with the passage of time or otherwise, impair the functionality or use of the Human Gene Trap(TM) Database and/or OmniBank(R) Database;


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

CONFIDENTIAL - 9/23/99

                  (e) the Human Gene Trap(TM) Database and the OmniBank(R) Database in the form delivered to MPI shall not in any way malfunction, cease to function, or produce incorrect data or results as a result of the Year 2000, and

                  (f) the Human Gene Trap(TM) Database and OmniBank(R) Databases were prepared with and will be maintained and updated with professional skill and care.


8.6 DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8.7 LIMITATION OF LIABILITY. NEITHER PARTY WILL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT.

8.8 INDEMNIFICATION. MPI hereby agrees to save, defend, indemnify and hold harmless Lexicon and its officers, directors, employees, consultants, agents and other representatives from and against all losses, damages, liabilities, expenses and costs, including reasonable legal expense and attorneys' fees ("Losses"), to which Lexicon may become subject as a result of any claim, demand, action or proceeding by any Third Party to the extent such Losses arise out of or result from (a) the practice by MPI of the licenses granted hereunder, or (b) the development, manufacture, use, handling, storage, sale or other disposition of any Licensed Product by MPI, its Affiliates or sublicensees. In the event Lexicon seeks indemnification under this Section 8.8, it will promptly inform MPI of a claim in writing, will permit MPI to assume direction and control of the defense of the claim including the right to settle the claim, and will cooperate as requested at the expense of MPI, in the defense of the claim. The foregoing MPI indemnification obligations shall not apply if such claim, demand, action or proceeding arises as a result of Lexicon's breach of the warranties set forth in Section 8.5.


                                    ARTICLE 9

                                TERM; TERMINATION

9.1 TERM. This Agreement will commence as of the Effective Date and will continue until the expiration of all of MPI's obligations to pay royalties hereunder with respect to Licensed Products, unless terminated earlier as provided herein.

9.2 TERMINATION. Either party may terminate this Agreement prior to the expiration of the term of this Agreement upon or after the breach of any material provision of this Agreement by the other party if the breaching party has not cured such breach within ***** after written notice thereof by the non-breaching party.


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CONFIDENTIAL - 9/23/99

9.3 TERMINATION BY MPI. MPI may terminate this Agreement by providing written notice of termination to Lexicon at least ***** prior to the expiration of the Initial Access Period. In the event MPI terminates this Agreement prior to the expiration of the Initial Access Period, MPI will provide to Lexicon a written report citing its reasons for termination, including general statistical data MPI discovered regarding the novelty of the Human Gene Trap(TM) and OmniBank(R) Databases compared to MPI's internal proprietary databases.

9.4      EFFECT OF TERMINATION.

                  (a) *****Upon termination of this Agreement subsequent to the Initial Access Period, (i) MPI's access to the Human Gene Trap(TM) Database and OmniBank(R) Database and research and development licenses shall terminate, (ii) any commercial product licenses shall continue in full force and effect, subject to the terms and conditions of this Agreement, and (iii) MPI will promptly delete from its databases all other data provided by Lexicon to MPI during the Access Period related to the Human Gene Trap(TM) and OmniBank(R) Databases and all other Lexicon Sequences which are not related to such commercial product licenses. Notwithstanding the foregoing, in the event MPI fails to pay any fees or royalties for an individual commercial product license, Lexicon shall have the right to terminate the commercial product license for which payment was not made.

                  (b) Within 30 days following the expiration or termination of this Agreement, each party will return to the other party, or destroy, upon the written request of the other party, any and all Confidential Information of the other party in its possession.

                  (c) Expiration or termination of this Agreement will not relieve the parties of any obligation accruing prior to such expiration or termination. The provisions of Sections 6.4, 8.4, 8.5, 8.6, 8.7, 8.8 and 9.4 and
                           Articles 1, 7 and 10 will survive termination or expiration of this Agreement.


                                   ARTICLE 10

                                  MISCELLANEOUS

10.1 FORCE MAJEURE. Neither party will be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than non-payment) when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including, without limitation, fire, floods, earthquakes, natural disasters, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party.


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CONFIDENTIAL - 9/23/99

10.2 ASSIGNMENT. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other party (which consent will not be unreasonably withheld); provided, however, that either party may assign this Agreement and its rights and obligations hereunder without the other party's consent (a) in connection with the transfer or sale of all or substantially all of the business of such party to which this Agreement relates to a Third Party, whether by merger, sale of stock, sale of assets or otherwise, or (b) to an Affiliate. Notwithstanding the foregoing, any such assignment to an Affiliate will not relieve the assigning party of its responsibilities for performance of its obligations under this Agreement. In the event of such transaction with an unrelated Third Party, notwithstanding the other provisions of this Agreement, the intellectual property rights of such Third Party shall not be subject to the licenses granted under this Agreement. The rights and obligations of the parties under this Agreement will be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement will be void.

10.3 GOVERNING LAW. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice of law provisions which would result in the application of the law of another jurisdiction.

10.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Knock-Out Agreement (including the Exhibits attached hereto) set forth all of the agreements and understandings between the parties hereto with respect to the subject matter hereof, and supersede and terminate all prior agreements and understandings between the parties with respect to the subject matter hereof. There are no agreements or understandings with respect to the subject matter hereof, either oral or written, between the parties other than as set forth herein. Except as expressly set forth in this Agreement, no subsequent amendment, modification or addition to this Agreement will be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of the parties.

10.5 PUBLICITY. Except as provided in this Section 10.5, Lexicon and MPI each agree not to disclose any terms or conditions of this Agreement to any Third Party without consulting the other party prior to such disclosure. Notwithstanding the foregoing, prior to the Effective Date of this Agreement, Lexicon and MPI shall agree upon the substance of information that can be used as a routine reference in the usual course of business to describe the existence and general nature of this transaction, and Lexicon and MPI may, on or after the Effective Date, disclose such information without consulting the other party. The parties may thereafter from time to time mutually agree on revisions to material to be used as a routine reference, which revisions shall be submitted by one party for the review and approval of the other party at least ten (10) days prior to the anticipated use or disclosure of the revised material, such approval not to be unreasonably withheld or delayed. If either party desires to release a separate announcement relating to this Agreement, to the extent such separate announcement contains information concerning the other party that differs from the materials previously agreed upon for use as a routine reference, it shall first allow the other party to approve in writing such proposed announcement in redacted form, such approval not to be unreasonably withheld or delayed.

CONFIDENTIAL - 9/23/99

         The terms of this Agreement shall be treated as the Confidential Information of Lexicon and MPI, and shall not be disclosed to anyone (except for the parties' respective employees, agents and attorneys with regard to this Agreement who have a need to know the terms of this Agreement) without the written permission of MPI or Lexicon; provided that MPI may disclose to its actual and potential sublicensees that it is a subscriber to the Human Gene Trap(TM) Database; and provided, further, that MPI may disclose the restrictions imposed on it as a subscriber to the Human Gene Trap(TM) Database to the employees, directors or officers of its actual and potential sublicensees, under a written confidentiality agreement, to the extent necessary to enable such sublicensees to fulfill their obligations to MPI and Lexicon under sponsored research and other similar agreements.

10.6 NOTICES. All notices and other communications provided for hereunder will be in writing and will be mailed by first-class or certified mail, postage paid, or delivered personally, by overnight delivery service or by facsimile, with confirmation of receipt, addressed as follows:


         IF TO LEXICON:                     LEXICON GENETICS INCORPORATED
                                            4000 Research Forest Drive
                                            The Woodlands, Texas  77381
                                            Attention:  President
                                            Telephone:  (281) 364-0100
                                            Facsimile:  (281) 364-0155

         IF TO MPI:                         MILLENNIUM PHARMACEUTICALS, INC.
                                            75 Sidney Street
                                            Cambridge, Massachusetts 02139
                                            Attention:  Chief Business Officer
                                            Telephone: 617/679-7000


         WITH A cc TO:                      General Counsel

                                            75 Sidney Street
                                            Cambridge, Massachusetts 02139

                                            Telephone: 617-679-7000
                                            Facsimile: 617-374-0074

         Either party may by like notice specify or change an address to which notices and communications will thereafter be sent. Notices sent by facsimile will be effective upon confirmation of receipt, notices sent by mail or overnight delivery service will be effective upon receipt, and notices given personally will be effective when delivered.

CONFIDENTIAL - 9/23/99

10.7 INDEPENDENT CONTRACTORS. It is expressly agreed that Lexicon and MPI will be independent contractors and that the relationship between the two parties will not constitute a partnership, joint venture or agency of any kind. Neither party will have the authority to make any statements, representations or commitments of any kind, or to take any action, which will be binding on the other party, without the prior written consent of the other party.

10.8 WAIVER. Except as specifically provided for herein, the waiver from time to time by either party of any right or failure to exercise any remedy will not operate or be construed as a continuing waiver of the same right or remedy or of any other of such party's rights or remedies provided under this Agreement.

10.9 SEVERABILITY. In case any provision of this Agreement will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

10.10 HEADINGS. The captions contained in this Agreement are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles hereof.

10.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

10.12 DISPUTES. Any controversy, claim or dispute arising out of or relating to this Agreement shall be settled, if possible, through good faith negotiations between the parties. If, however, the parties are unable to settle such dispute after good faith negotiations, the matter shall be referred to the executive officers of each company to be resolved by negotiation in good faith as soon as is practicable but in no event later than 30 days after referral. If the executive officers are unable to settle the dispute after good faith negotiation in the manner set forth above, then in addition to any other recourse in law or in equity available to either party, with respect to issues directly relating to
         (a) Lexicon's reasonable, good faith belief that MPI or its Affiliates are developing or have developed a product using a specific Program Clone that (i) requires a commercial product license under this Agreement and for which MPI and/or its Affiliates have not complied with the material terms and conditions of this Agreement necessary to obtain such commercial product license or (ii) for which Lexicon is entitled to milestone payments and/or royalties under this Agreement and for which undisputed amounts have not been paid by Millennium and/or its Affiliates or (b) MPI and/or its Affiliates reasonable, good faith belief that Lexicon has failed to comply with its obligations set forth in Section 2.20(a) of this Agreement, then upon written notice to the other party, either party may proceed with the procedures set forth in the Escrow Agreement.

CONFIDENTIAL - 9/23/99

IN WITNESS WHEREOF, the parties have executed this Agreement as of the latest date set forth below.

LEXICON GENETICS INCORPORATED           MILLENNIUM PHARMACEUTICALS, INC.



By: /S/ Arthur T. Sands                 By: /s/ Steven H. Holtzman
   ------------------------------          ------------------------------

Name: Arthur T. Sands                   Name: Steven H. Holtzman
     ----------------------------            ----------------------------

Title: President and Chief              Title: Chief Business Officer
        Executive Officer                     ---------------------------
      ---------------------------

Date: 9/28/99                            Date: 9/27/99
     ----------------------------            ----------------------------

CONFIDENTIAL - 9/23/99

                                    EXHIBIT A

                              MUTANT MOUSE PROGRAM


         During each year of the Access Period, MPI may submit one or more written purchase orders to Lexicon to purchase up to **** custom mutant mice under the financial terms described below. Lexicon will generate custom mutant mice (e.g. conditionals, point mutations or standard deletions) for MPI and provide updates every two months as to Lexicon's progress in generating such custom mutant mice. The cost and time to generate a custom mutant mouse will depend upon the type of mutant mouse requested as described below. The main procedures Lexicon will perform to generate a custom mutant mouse are described below. Mutant mice made by homologous recombination under this program will be subject to the terms and conditions of the collaboration agreement between Millennium Pharmaceuticals, Inc. and Lexicon Genetics Incorporated and any successor to such Agreement, dated June 24, 1999, unless otherwise agreed to in writing by the parties.

I. PRICING

         MUTANT MICE GENERATED BY HOMOLOGOUS RECOMBINATION:

         Non Cre-Lox                                               *****
         Cre-Lox                                                   *****

         MUTANT MICE GENERATED BY OMNIBANK(R) METHOD (E.G. USING EMBRYONIC STEM CELLS DERIVED FROM OMNIBANK(R) SEQUENCE TAGS):

         OmniBank(R)Mice                                           *****

The parties agree to negotiate in good faith the terms under which MPI will receive non-exclusive rights to and delivery of mice generated under the OmniBank(R) Method.

II. GENERAL CUSTOM MUTANT MOUSE SCIENTIFIC PROCEDURES

         *****

CONFIDENTIAL - 9/23/99

                                    EXHIBIT B

                   SEEK TARGET VALIDATION (S-T-V(TM)) PROGRAM


         The S-T-V Program includes the generation of custom mutant mice and primary phenotypic analysis of the mutant mouse to help discern the drug target's biological function in vivo. The price for each S-T-V Program is based on a project by project scenario for a specific gene of interest to the partner and depends on the number and type of experiments performed as depicted below through Levels I - III.

         Upon completion of the mutant mouse for a specific S-T-V Program, Lexicon will work with its partner to identify a battery of biological experiments to perform under this project. Although not inclusive, the following list provides a sample representation of the breadth of biological experiments Lexicon can perform to better understand the biological function of the Drug Target.

         LEVEL I - PRIMARY BIOLOGICAL ANALYSIS

         Level I analysis is designed to identify primary pathophysiological perturbations resulting from engineered mutations. Although not an exhaustive list, primary phenotypic screens may include any or all of the following scientific experiments.

         FULL ANATOMICAL AND HISTOLOGICAL ANALYSIS ON MUTANT ANIMALS:

         *****

         Additional cost for biological experiments under Level I: *****

         LEVEL II - ORGAN AND PHYSIOLOGIC SYSTEMS ANALYSIS

         Level II analysis is designed as a continuation of the Level I preliminary analysis of the pathophysiological perturbations resulting from engineered mutations. Level II analysis is focused on organ and system function and represents an exhaustive analysis of organismal physiology. Phenotypic screen analysis under Level II may include any or all of the following scientific experiments. Additional screens and assays to be conducted shall be determined by the parties in accordance to the specific requirements of such project.

         FULL ORGAN AND PHYSIOLOGIC SYSTEMS FUNCTIONAL ANALYSIS:

         *****

         Additional cost for biological experiments under Level II: *****

CONFIDENTIAL - 9/23/99

         LEVEL III - PATHWAY DISCOVERY AND ANALYSIS

         Level III analysis is designed as a continuation of the Level I and Level II analysis of the pathophysiological perturbations resulting from engineered mutations. Level III analysis is designed to define biochemical pathways, identify new drug-targets and to define the biochemical mechanism of the pathophysiology identified in the Level I and Level II analysis. Level III analysis utilizes biochemistry, cell biology, enzymology, molecular biology and other biological disciplines to define the molecular mechanism leading to the identified dysfunction. Level III analysis further exploits gene expression profiling with mutant, heterozygous and wild-type mouse strains that differ in only one gene. These animals are the perfect substrate for gene expression profiling analysis. This analysis will identify up-regulated and down-regulated genes responsive to the initial genetic perturbation. This analysis is substantially aided by Lexicon's proprietary gene-trap sequence tags, which provide the advantage to analyze tens-of-thousands of novel genes. In addition Lexicon will analyze the target protein for interacting proteins by two-hybrid analysis.

         Additional cost for biological experiments under Level III: *****